UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08      Shareholder Director Nominations.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of B. Riley Financial, Inc. (the “Company”) will be held at the offices of the Company’s subsidiary, B. Riley & Co., LLC, located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, on August 13, 2015, at 1:00 p.m. local time.

Because the Annual Meeting will be held more than 30 days prior to the date of the anniversary of the Company’s 2014 Annual Meeting of Stockholders, the deadline for any stockholder proposal or stockholder nomination under the rules of the Securities and Exchange Commission (the “SEC”) listed in the Company’s 2014 Proxy Statement on Schedule 14A, as filed with the SEC on September 15, 2014, is no longer applicable. Proposals for stockholders intended for inclusion in the Company’s proxy statement for consideration at the Annual Meeting are required to be delivered to the Company by no later than June 23, 2015 and directed to the attention of the Company’s Secretary at the Company’s principal executive offices at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. For all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to or mailed and received by the Company’s Secretary at the Company’s principal executive offices no later June 28, 2015. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the SEC and the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2015	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and
Chief Operating Officer